Exhibit (a.3)

ISHARES, INC.

ARTICLES SUPPLEMENTARY

iShares, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: Under a power contained in Article FIFTH of the charter (“Charter”) of the Corporation, and pursuant to Sections 2-105(c), 2-208 and 2-208.1 of the Maryland General Corporation Law (“MGCL”), the Board of Directors of the Corporation (“Board of Directors”), by resolutions duly adopted at a meeting duly convened and held, increased the aggregate number of shares of stock of the Corporation from 12,900,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”), to 13,450,000,000 shares of Common Stock and classified and designated such additional authorized shares of Common Stock as follows:

1. 500,000,000 of the authorized but unissued shares of Common Stock are classified and designated as iShares MSCI BRIC Index Fund, with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of shares of series of Common Stock as set forth in the Charter.

2. 200,000,000 authorized but unissued shares of Common Stock are classified and designated as iShares MCSI Chile Index Fund with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of a series of Common Stock as set forth in the Charter.

SECOND: Immediately before these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock, par value $0.001 per share, is 12,900,000,000, with a aggregate par value of $12,900,000, of which 300,575,000 are shares of Common Stock without further classification or designation and 12,599,425,000 are shares of Common Stock classified and designated as follows:

iShares MSCI All Country Far East Ex Japan Index Fund	500,000,000
iShares MSCI All Country World Index Fund	500,000,000
iShares MSCI Australia Index Fund	127,800,000
iShares MSCI Austria Index Fund	19,800,000
iShares MSCI Belgium Index Fund	136,200,000
iShares MSCI Brazil Index Fund	500,000,000
iShares MSCI Canada Index Fund	340,200,000
iShares MSCI Emerging Markets Index Fund	500,000,000
iShares MSCI Emerging Markets Latin America Index Fund	500,000,000
iShares MSCI EMU Index Fund	500,000,000
iShares MSCI Europe Index Fund	500,000,000
iShares MSCI France Index Fund	340,200,000

iShares MSCI Germany Index Fund	382,200,000
iShares MSCI Greece Index Fund	200,000,000
iShares MSCI Hong Kong Index Fund	191,400,000
iShares MSCI Indonesia Index Fund	200,000,000
iShares MSCI Israel Index Fund	500,000,000
iShares MSCI Italy Index Fund	63,600,000
iShares MSCI Japan Index Fund	2,124,600,000
iShares MSCI Malaysia Index Fund	127,800,000
iShares MSCI Mexico Index Fund	255,000,000
iShares MSCI Netherlands Index Fund	255,000,000
iShares MSCI Pacific Ex Japan Index Fund	500,000,000
iShares MSCI Portugal Index Fund	200,000,000
iShares MSCI Singapore Index Fund	191,400,000
iShares MSCI South Africa Index Fund	200,000,000
iShares MSCI South Korea Index Fund	200,000,000
iShares MSCI Spain Index Fund	127,800,000
iShares MSCI Sweden Index Fund	63,600,000
iShares MSCI Switzerland Index Fund	318,625,000
iShares MSCI Taiwan Index Fund	200,000,000
iShares MSCI Thailand Index Fund	200,000,000
iShares MSCI Turkey Index Fund	200,000,000
iShares MSCI United Kingdom Index Fund	934,200,000
iShares MSCI USA Index Fund	500,000,000

THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock, par value $0.001 per shares, is 13,450,000,000, with an aggregate par value of $13,450,000, of which 150,575,000 are shares of Common Stock without further classification or designation and 13,299,425,000 are shares of Common Stock classified and designated as follows:

iShares MSCI All Country Far East Ex Japan Index Fund	500,000,000
iShares MSCI All Country World Index Fund	500,000,000
iShares MSCI Australia Index Fund	127,800,000
iShares MSCI Austria Index Fund	19,800,000
iShares MSCI Belgium Index Fund	136,200,000
iShares MSCI Brazil Index Fund	500,000,000
iShares MSCI BRIC Index Fund	500,000,000
iShares MSCI Canada Index Fund	340,200,000
iShares MSCI Chile Index Fund	200,000,000
iShares MSCI Emerging Markets Index Fund	500,000,000
iShares MSCI Emerging Markets Latin America Index Fund	500,000,000
iShares MSCI EMU Index Fund	500,000,000
iShares MSCI Europe Index Fund	500,000,000
iShares MSCI France Index Fund	340,200,000
iShares MSCI Germany Index Fund	382,200,000
iShares MSCI Greece Index Fund	200,000,000

iShares MSCI Hong Kong Index Fund	191,400,000
iShares MSCI Indonesia Index Fund	200,000,000
iShares MSCI Israel Index Fund	500,000,000
iShares MSCI Italy Index Fund	63,600,000
iShares MSCI Japan Index Fund	2,124,600,000
iShares MSCI Malaysia Index Fund	127,800,000
iShares MSCI Mexico Index Fund	255,000,000
iShares MSCI Netherlands Index Fund	255,000,000
iShares MSCI Pacific Ex Japan Index Fund	500,000,000
iShares MSCI Portugal Index Fund	200,000,000
iShares MSCI Singapore Index Fund	191,400,000
iShares MSCI South Africa Index Fund	200,000,000
iShares MSCI South Korea Index Fund	200,000,000
iShares MSCI Spain Index Fund	127,800,000
iShares MSCI Sweden Index Fund	63,600,000
iShares MSCI Switzerland Index Fund	318,625,000
iShares MSCI Taiwan Index Fund	200,000,000
iShares MSCI Thailand Index Fund	200,000,000
iShares MSCI Turkey Index Fund	200,000,000
iShares MSCI United Kingdom Index Fund	934,200,000
iShares MSCI USA Index Fund	500,000,000

FOURTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by the President and attested to by its Secretary on this 18th day of December, 2006.

ATTEST:		ISHARES, INC.

By:	/s/ Michael Latham	By:	/s/ Lee Kranefuss
	Michael A. Latham		Lee T. Kranefuss
	Secretary		President

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